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           [WACHTELL, LIPTON, ROSEN & KATZ LETTERHEAD APPEARS HERE]


                                                                     EXHIBIT 8.1


                                April 20, 2000



CCB Financial Corporation
111 Corcoran Street
P.O. Box 931
Durham, North Carolina

National Commerce Bancorporation
One Commerce Square
Memphis, Tennessee 38150

Ladies and Gentlemen:

          We have acted as special counsel to CCB Financial Corporation, a North Carolina corporation ("CCB") and National Commerce Bancorporation, a Tennessee corporation ("NCBC"), in connection with the proposed merger (the "Merger") of CCB with and into NCBC upon the terms and conditions set forth in the Agreement and Plan of Merger, dated as of March 17, 2000, by and between CCB and NCBC (the "Agreement"). At your request, in connection with the filing of the Registration Statement on Form S-4 filed with the Securities and Exchange Commission in connection with the Merger (the "Registration Statement"), we are rendering our opinion concerning certain federal income tax consequences of the Merger. Any capitalized term used and not defined herein has the meaning given to it in the Agreement.

          For purposes of the opinion set forth below, we have relied, with the consent of CCB and the consent of NCBC, upon the accuracy and completeness of the statements and representations (which statements and representations we have neither investigated nor verified) contained, respectively, in the certificates of the officers of CCB and NCBC dated the date hereof, and have assumed that such statements and representations will be complete and accurate at the Effective Time and that all statements and representations made to the knowledge of any person or entity or with similar qualification are and will be true and correct as if made without such qualification. We have also relied upon the accuracy of the Registration Statement and the joint proxy statement-prospectus included therein (the "Proxy Statement").
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CCB Financial Corporation
National Commerce Bancorporation
April 20, 2000
Page 2


          We have also assumed that (i) the transactions contemplated by the Agreement will be consummated in accordance therewith and as described in the Registration Statement and the Proxy Statement (and no terms or conditions therein material to this opinion will be waived), (ii) the Merger will be reported by CCB and NCBC on their respective federal income tax returns in a manner consistent with the opinion set forth below, and (iii) the Merger will qualify as a statutory merger under the applicable laws of the States of North Carolina and Tennessee.

          Based upon and subject to the foregoing, under currently applicable United States federal income tax law, it is our opinion that, for United States federal income tax purposes, (i) the Merger will constitute a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended, and CCB and NCBC will each be a party to the reorganization, (ii) no gain or loss will be recognized by CCB or NCBC as a result of the Merger, and (iii) no gain or loss will be recognized by the shareholders of CCB who exchange their CCB Common Stock solely for NCBC Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in NCBC Common Stock).

          We express no opinion as to the United States federal income tax consequences of the Merger to stockholders subject to special treatment under United States federal income tax law (including, for example, foreign persons, financial institutions, dealers in securities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt entities, holders who acquired their shares of CCB Common Stock through the exercise of an employee stock option or right or otherwise as compensation, and holders who hold CCB Common Stock as part of a hedge, straddle, conversion or constructive sale transaction). In addition, no opinion is expressed with respect to the tax consequences of the Merger under applicable foreign, state or local laws or under any federal tax laws other than those pertaining to the income tax.

          We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references to us under the caption "The Merger--Material Federal Income Tax Consequences" and elsewhere in the Proxy Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

          We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and this opinion is not to be relied upon, circulated, quoted or otherwise referred to for any other purpose.

                                       Very truly yours,

                                       /s/ WACHTELL, LIPTON, ROSEN & KATZ